February 3, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have read and agree with the comments contained in the attached letter dated January 29, 1997.

Yours truly,

Deloitte & Touche llp
Princeton, New Jersey